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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

1. Heritage Operating L.P., a Delaware limited partnership, which does business under the following names:


         o        Balgas
         o        Carolane Propane Gas
         o        Covington Propane
         o        Gas Service Inc.
         o        Gibson Propane
         o        Greer Gas Co.
         o        Harris Propane Gas
         o        Heritage Propane
         o        Holton's L.P. Gas
         o        Horizon Gas
         o        Horizon Gas of Palm Bay
         o        Hydratane of Athens
         o        Ikard & Newsom
         o        Jerry's Propane Service
         o        Keen Propane
         o        Kingston Propane
         o        Liberty Propane Gas
         o        Modern Propane
         o        Myers Propane Service
         o        New Mexico Propane
         o        Northern Energy
         o        Northwestern Propane
         o        Sawyer Gas
         o        Spring Lake Super Flame
         o        Tri-Gas of Benzie
         o        Turner Gas
         o        Wakulla L.P.G.
         o        Waynesville Gas Service

2. Heritage-Bi State, L.L.C., a Delaware limited liability company, holding a partnership interest in the following:

         o Bi-State Propane (Bi-State Propane also transacts business under the name Turner Propane).

3. Heritage Service Corp., a Delaware corporation, holding a direct or indirect interest in the following:

         o        M-P Oils Ltd.
         o        M-P Oils Partnership

4.       Guilford Gas Service, Inc.